Exhibit 99.1

INCOME FUND
EIGHT A L.P.

2007 ANNUAL
PORTFOLIO OVERVIEW

ICON INCOME FUND EIGHT A L. P.

- 2007 Annual Portfolio Overview -

Dear Partner of ICON Income Fund Eight A L.P.:

ICON Income Fund Eight A L.P. (“Eight A”) raised $75,000,000 commencing with its initial offering on September 23, 1998 through the closing of the offering on May 17, 2000. As of December 31, 2007, Eight A had 735,232 limited partnership units outstanding.

During the reporting period, Eight A continued to operate in its Liquidation Period, during which time Eight A’s assets continued to be sold in the ordinary course of business. The leased equipment in Eight A’s portfolio is comprised of two types of leases: growth leases, where the rental cash flows have been assigned or pledged to a lender, and income leases, where Eight A retains the rental cash flows. While income leases produce monthly cash flows, growth leases permit Eight A to retain an interest in the future value of the equipment on a leveraged equity basis. Eight A’s general partner, ICON Capital Corp. (the “General Partner”), expects that the future value of the equipment in growth leases will be greater than Eight A’s initial cash investment.

Cash generated from these investments has facilitated Eight A’s distributions to limited partners. Availability of cash to be used for distributions to limited partners depends on the requirements for expenses and reserves.

News Covering the Reporting Period

Global Crossing Telecommunications, Inc. (“Global Crossing”), a leading global IP solutions provider, is one of only three ICT, or Information and Communications Technology, providers out of 24 companies profiled to garner “outstanding” and “excellent” customer satisfaction ratings across all five categories in the latest Telemark Services Ltd. report titled “ICT Service Supremacy.” (Source: Global Crossing press release dated November 5, 2007; more current information may be available.)

Portfolio Overview

Eight A’s equipment portfolio consists of investments it has made directly as well as those that it has made with its affiliates. As of December 31, 2007, Eight A’s equipment portfolio consisted primarily of the following investments:

Income leases

•    Manufacturing equipment subject to a 36-month lease with Playcore Wisconsin, Inc. The equipment is used in the manufacture of playground equipment and backyard products for consumer and commercial markets such as municipalities, parks, recreation departments, schools and other institutions. The purchase price of the equipment was approximately $4,040,000. The lease is scheduled to expire on December 31, 2008.

•    An 8% interest in a joint venture that purchased state-of-the-art telecommunications equipment subject to a 48-month lease with Global Crossing. Eight A acquired its interest for approximately $2,000,000. The lease is scheduled to expire on March 31, 2010.

Unguaranteed Residual Interests

Eight A has a $1,997,000 investment in an unguaranteed residual interest in an offshore drilling rig, the “Cecil Provine,” subject to charter with Rowan Companies, Inc.

Asset Dispositions

Sale of 1979 McDonnell Douglas DC 10-30F Aircraft

On March 31, 2004, Eight A and an affiliate formed a joint venture for the purpose of acquiring a 1979 McDonnell Douglas DC 10-30F aircraft on lease to Federal Express Corporation. On March 30, 2007, the joint venture successfully completed the sale of the aircraft for $4,260,000. The joint venture realized a loss of approximately $920,000 as a result of the sale of the aircraft. Despite this accounting loss the transaction provided a positive return on investment for Eight A.

Sale of ICON/Michigan-Great Lakes, LLC

Eight A had a 100.0% interest in ICON/Michigan-Great Lakes, LLC (“ICON/Michigan”). On June 25, 2007, ICON/Michigan successfully completed the sale of all of its rights in a tug boat and tank barge on charter to Keystone Great Lakes, Inc. to an unaffiliated third party for $9,260,000 and recognized a gain on sale of approximately $2,455,000. Over the life of the transaction the equipment generated approximately $10.9 million for Eight A.

10% Status Report

As of December 31, 2007, Eight A’s investment in the unguaranteed residual of the Cecil Provine is Eight A’s only asset that individually constitutes at least 10% of the aggregate purchase price of Eight A’s equipment portfolio. As of December 31, 2007, to the best of the General Partner’s knowledge, the offshore drilling rig is in good working order. The charter with Rowan Companies, Inc. is scheduled to expire in June 2008.

Distribution Analysis

During the Fall of 2005, Eight A entered into its Liquidation Period. From the start of the Liquidation Period through August 2006, Eight A continued to make monthly distributions at a rate of 5.375% per annum. In September 2006 Eight A reduced its distribution rate to 3.5% per annum. In September 2007 Eight A reduced its distribution rate to 2.5% per annum. Cash available for distributions was generated substantially through cash from operations. From the inception of the offering period, Eight A has made 111 monthly distributions to its limited partners. During the year ended December 31, 2007, Eight A paid its limited partners $10,399,249 in cash distributions. As of December 31, 2007, a $10,000 investment made at the initial closing would have received $8,233 in cumulative distributions representing a return of approximately 82% of such initial investment.

Fund Summary

Offering Period	9/23/1998 - 5/17/2000
Size of Offering	$75,000,000
Original No. of Limited Partners	2,906

Outlook and Overview

The offshore drilling rig, the Cecil Provine, chartered to Rowan Companies, Inc., scheduled to expire in June 2008 is the next lease scheduled to expire.

As of December 31, 2007, Eight A had $604,745 in cash and cash equivalents on hand. Substantially all of Eight A’s cash flows are derived from sales proceeds and rental payments. On a monthly basis, Eight A deducts from such cash flows recurring operating expenses and assesses cash flows required for contingencies. The remaining cash flows are then available for monthly distribution to limited partners.

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Consolidated Balance Sheets

ASSETS

	December 31,
	2007	2006
Current Assets
Cash and cash equivalents	$604,745	$182,901
Current portion of net investment in finance leases	1,555,657	1,670,319
Accounts receivable	—	1,500,353
Total current assets	2,160,402	3,353,573
Non-current assets
Net investments in finance leases, less current portion	—	1,450,383
Leased equipment at cost (less accumulated depreciation of $0 and $14,392,245, respectively)	—	12,129,455
Investments in joint venture	3,346,186	3,718,407
Equipment held for sale, net	—	44,933
Other non-current assets, net	168,127	221,353
Total non-current assets	3,514,313	17,564,531
Total Assets	$5,674,715	$20,918,104

LIABILITIES AND PARTNERS’ EQUITY

Current Liabilities
Current portion of notes payable	$—	$3,229,104
Due to General Partner and affiliates	—	518,986
Accrued expenses and other liabilities	163,804	239,301
Total current liabilities	163,804	3,987,391
Non-current liabilities
Non-current portion of notes payable	—	3,744,785
Total non-current liabilities	—	3,744,785
Total Liabilities	163,804	7,732,176
Minority Interest	—	418,241
Commitments and contingencies
Partners’ Equity
General Partner	(592,856)	(520,288)
Limited Partners	6,103,767	13,287,975
Total Partners’ Equity	5,510,911	12,767,687
Total Liabilities and Partners’ Equity	$5,674,715	$20,918,104

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Operations

	Years Ended December 31,
	2007	2006	2005
Revenue:
Rental income	$1,969,156	$7,236,254	$8,199,521
Finance income	331,818	645,483	994,090
Income from investments in joint ventures	215,269	219,075	12,817
Net gain on sales of equipment	1,535,576	19,650	4,886,943
Net gain on lease termination	—	—	630,000
Realized gain on sale of convertible notes	—	—	1,544,573
Interest and other income	32,629	27,549	220,684
Total revenue	4,084,448	8,148,011	16,488,628
Expenses:
Management fees – General Partner	—	174,711	508,938
Administrative expense (refunds) reimbursements – General Partner	(192,000)	139,079	355,541
General and administrative	353,104	469,124	328,397
Interest	180,474	548,436	1,383,131
Depreciation and amortization	496,447	3,033,905	7,574,950
Bad debt recovery	—	—	(125,842)
Impairment loss	—	257,440	5,422,609
Total expenses	838,025	4,622,695	15,447,724
Income before Minority Interest	3,246,423	3,525,316	1,040,904
Minority interest	(1,093)	308,559	(246,137)
Net income	$3,247,516	$3,216,757	$1,287,041
Net income allocable to:
Limited Partners	$3,215,041	$3,184,589	$1,274,171
General Partner	32,475	32,168	12,870
	$3,247,516	$3,216,757	$1,287,041
Weighted average number of limited partnership units outstanding	735,232	735,351	738,991
Net income per weighted average limited partnership unit	$4.37	$4.33	$1.72

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Changes in Partners’ Equity

	Limited Partner Units Outstanding	Limited Partners	General Partner	Accumulated Other Comprehensive Income	Total Partners’ Equity
Balance, January 1, 2005	739,515	16,472,811	(489,833)	625,000	16,607,978
Net income	—	1,274,171	12,870	—	1,287,041
Realized gain on sale of convertible notes	—	—	—	(625,000)	(625,000)
Comprehensive income					662,041
Limited partnership units redeemed	(2,633)	(93,773)	—	—	(93,773)
Cash distributions to partners	—	(3,976,340)	(40,165)	—	(4,016,505)
Balance, December 31, 2005	736,882	13,676,869	(517,128)	—	13,159,741
Net income	—	3,184,589	32,168	—	3,216,757
Limited partnership units redeemed	(1,650)	(77,210)	—	—	(77,210)
Cash distributions to partners	—	(3,496,273)	(35,328)	—	(3,531,601)
Balance, December 31, 2006	735,232	13,287,975	(520,288)	—	12,767,687
Net income	—	3,215,041	32,475	—	3,247,516
Limited partnership units redeemed	—	—	—	—	—
Cash distributions to partners	—	(10,399,249)	(105,043)	—	(10,504,292)
Balance, December 31, 2007	735,232	$6,103,767	$(592,856)	$—	$5,510,911

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2007	2006	2005
Cash flows from operating activities:
Net income	$3,247,516	$3,216,757	$1,287,041
Adjustments to reconcile net income to net cash provided by operating activities:
Rental income paid directly to lenders by lessees	(1,969,156)	(7,236,254)	(8,199,521)
Finance income	(331,818)	(645,483)	(994,090)
Net gain on sales of equipment	(1,535,576)	(19,650)	(4,886,943)
Net gain on lease termination	—	—	(630,000)
Realized gain on sale of convertible notes	—	—	(1,544,573)
Income from investments in joint ventures	(215,269)	(219,075)	(12,817)
Depreciation and amortization	496,447	3,033,905	7,574,950
Interest expense on non-recourse financing paid directly to lenders by lessees	180,474	548,436	1,245,414
Impairment loss	—	257,440	5,422,609
Reversal of bad debt expense	—	—	(125,842)
Minority interest	(1,093)	308,559	(246,137)
Changes in operating assets and liabilities:
Collection of principal – non-financed receivables	1,624,001	2,418,072	796,897
Other assets	(36,917)	36,061	(1,220)
Due to General Partner and affiliates, net	(143,112)	120,324	(32,999)
Accrued expenses and other liabilities	(75,497)	(137,000)	350,913
Distributions to/from joint ventures and minority interest	217,038	—	—
Net cash provided by operating activities	1,457,038	1,682,092	3,682
Cash flows from investing activities:
Investment in operating leases	—	—	(133,393)
Investment in finance leases	—	—	(4,040,000)
Proceeds from sales of equipment	9,523,555	40,278	25,143,779
Proceeds from lease termination	—	—	630,000
Proceeds from the sale of convertible notes	—	—	1,544,573
Distributions to minority interest	—	—	(68,308)
Contributions made to joint venture	—	—	(2,000,000)
Distributions received from joint ventures	371,543	504,896	16,001
Net cash provided by investing activities	9,895,098	545,174	21,092,652
Cash flows from financing activities:
Proceeds from note payable – recourse	—	—	775,000
Repayments of notes payable – non-recourse	—	—	(11,659,805)
Repayments of notes payable – recourse	—	—	(5,400,000)
Cash distributions to partners	(10,504,292)	(3,531,601)	(4,016,505)
Distributions to joint ventures	(426,000)	—	—
Redemption of limited partnership units	—	(77,210)	(93,773)
Due to General Partner and affiliates, net	—	145,000	—
Net cash used in financing activities	(10,930,292)	(3,463,811)	(20,395,083)
Net increase (decrease) in cash and cash equivalents	421,844	(1,236,545)	701,251
Cash and cash equivalents, beginning of the year	182,901	1,419,446	718,195
Cash and cash equivalents, end of the year	$604,745	$182,901	$1,419,446

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2007	2006	2005
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$18,688	$—	$140,309
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest on non-recourse long-term debt paid directly to lenders by lessees	$7,154,362	$6,276,095	$10,527,945

Transactions with Related Parties

Prior to April 1, 2006, in accordance with the terms of Eight A’s Limited Partnership Agreement, Eight A paid the General Partner (i) management fees ranging from 1% to 7% based on a percentage of the rental payments recognized either directly by Eight A or through its joint ventures and (ii) acquisition fees, through the Reinvestment Period, of 3% of the gross value of Eight A’s acquisitions. In addition, the General Partner was reimbursed for administrative expenses incurred in connection with Eight A’s operations. Although the General Partner continues to provide services, effective April 1, 2006, the General Partner waived its rights to future management fees and administrative expense reimbursements.

The General Partner performs certain services relating to the management of Eight A’s equipment leasing activities. Such services include collecting lease payments from lessees, re-leasing off-lease equipment, inspecting equipment, communicating with and supervising lessees to assure that the equipment is being properly operated and maintained, monitoring the lessees’ performance of their lease obligations and paying operating expenses.

Administrative expense reimbursements are for costs incurred by the General Partner that are necessary to Eight A’s operations. These costs include the General Partner’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to Eight A based upon the percentage of time such personnel dedicate to Eight A. Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the General Partner and expenses for rent, depreciation or utilities of the General Partner.

The General Partner also has a 1% interest in Eight A’s profits, losses, distributions and liquidation proceeds. Eight A paid distributions to the General Partner of $105,043 and $35,328 for the years ended December 31, 2007 and 2006, respectively. The General Partner’s interest in Eight A’s net income was $32,475 and $32,168 for the years ended December 31, 2007 and 2006, respectively.

Accrued and unpaid acquisition fees and administrative fees of approximately $181,000 and $192,000, respectively, were forgiven by the General Partner during 2007. Eight A had no amounts due to General Partner at December 31, 2007.

There were no management fees or administrative expense reimbursements charged for the year ended December 31, 2007, since the fees were waived effective April 1, 2006. However, if the fees were not waived, the total management fees for the year ended December 31, 2007 would have been approximately $255,840. If the fees were not waived, the total administrative expense reimbursements for the year ended December 31, 2007 would have been approximately $295,420.

Your participation in Eight A is greatly appreciated and we look forward to sharing future successes.

Sincerely,

ICON Capital Corp., General Partner

Michael A. Reisner	Mark Gatto
Co-President and	Co-President and
Co-Chief Executive Officer	Co-Chief Executive Officer

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

* Limited Partners may obtain a summary of administrative expense reimbursements upon request.

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA. These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected. We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Eight A’s expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available upon your request.